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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 25, 2000

                               pcOrder.com, Inc.
            (Exact name of registrant as specified in its charter)


             Delaware                    0-25447                 74-2720849
(State or other jurisdiction of    (Commission File Number)      (IRS Employer
          incorporation)                                     Identification No.)

   5001 Plaza on the Lake, Austin, Texas                        78746
 (Address of principal executive offices)                     (Zip Code)

                                (512)  684-1100
             (Registrant's telephone number, including area code)
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                     INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

On October 25, 2000, the Registrant entered into an Agreement and Plan of Merger with Trilogy Software, Inc. and POI Acquisition Corp., Inc. A copy of the agreement is attached hereto as Exhibit 2.

Reference is made to the agreement filed herewith for further information.

pcOrder security holders and any potential investors in pcOrder stock are advised to carefully read the tender offer/going private statement on Schedule TO, the solicitation/recommendation statement on Schedule 14D-9 and any other documents pcOrder or Trilogy files with the Securities and Exchange Commission in connection with the proposed tender offer or merger when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when available) and other documents filed by pcOrder or Trilogy at the SEC's website at www.sec.gov. These documents (when available) may also be obtained for free by contacting Tiffany O'Brien at pcOrder (512.684.1171) or Jeanne McNeil at Trilogy (512.794.5900).

Item 7.  Exhibits

2. Agreement and Plan of Merger, dated as of October 25, 2000, by and among Trilogy Software, Inc., POI Acquisition Corp., Inc., and Registrant. Schedules and similar attachments to this Exhibit have not been filed. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      pcOrder.com, Inc.


Date:  October 26, 2000               By: /s/ Richard Friedman
                                          ------------------------------------
                                          Richard Friedman
                                          Vice President, General Counsel and
                                          Secretary
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                                 EXHIBIT INDEX
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Exhibit No.   Description
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2.            Agreement and Plan of Merger, dated as of October 25, 2000, by and among Trilogy Software, Inc., POI Acquisition Corp., Inc., and Registrant. Schedules and similar attachments to this Exhibit have not been filed. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.